                                                                      Exhibit J


            Consent of Independent Registered Public Accounting Firm


The Board of Trustees of Eclipse Funds Inc.:

We consent to the references to our firm under the headings "Disclosure of Portfolio Holdings" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Registration Statement for the MainStay Conservative Allocation, MainStay Moderate Allocation, MainStay Moderate Growth Allocation, and MainStay Growth Allocation Funds.



/s/ KPMG LLP

Philadelphia, Pennsylvania
March 31, 2005